FOR RELEASE ON: August 4, 2016 at 1600 ET

Exhibit 99.1

CONTACT: Arvind Bobra
Investor Relations
TASER International, Inc.
IR@taser.com

TASER Reports 2016 Second Quarter Results
Record Revenues of $58.8 million, Up 26% Year-Over-Year
Axon Bookings Grew 135% to Record $72.0 Million

SCOTTSDALE, Ariz., August 4, 2016 − TASER International, Inc. (Nasdaq: TASR), today announced financial results for the second quarter ended June 30, 2016.

“We generated a 26% increase in net sales for the period and set the stage for future performance as highlighted by a more than doubling of Axon bookings year-over-year to a record $72.0 million,” said Rick Smith, TASER CEO and co-founder. “Our mission is more important than ever, and we are proud to partner with law enforcement as we deliver the most robust and scalable cloud-connected device platform in public safety along with our weapons products. As the industry leader, we will continue to advance our technology platform and expand our reach both domestically and abroad.”

Second Quarter 2016 Financial Highlights:

•	Net sales increased 26% to $58.8 million in the second quarter of 2016 compared to $46.7 million in the second quarter of 2015. International sales were $6.5 million in the second quarter of 2016.

•	TASER Weapons segment revenues increased 20% to $45.5 million in the second quarter of 2016 compared to $37.8 million in the second quarter of 2015.

•	Axon segment revenues increased 49% to $13.2 million in the second quarter of 2016 compared to $8.9 million in the second quarter of 2015.

•	Consolidated gross margin was 63% in the second quarter of 2016 compared to 66% in the second quarter of 2015. The decrease was primarily due to a mix shift to Axon segment hardware revenue.

•	TASER Weapons segment gross margin was 68% in second quarter 2016 compared to 70% in the second quarter of 2015.

•	Axon segment gross margins remained consistent at 47% in the second quarter of 2016 and 2015. Axon service margins increased to 71% in the second quarter of 2016 compared to

66% in the second quarter of 2015. Axon hardware product margins (excluding Axon services) decreased to 33% in the second quarter 2016 compared to 37% in the second quarter of 2015.

•
Sales, general and administrative (SG&A) expenses of $24.4 million in the second quarter of 2016 increased $8.9 million, from $15.4 million in the second quarter of 2015.  The increase is primarily due to increased headcount, expenses related to international expansion, professional/consulting fees, and higher variable compensation.

•
Research and development (R&D) expenses of $6.7 million for the second quarter of 2016 increased $0.8 million when compared to the second quarter of 2015. The increase is primarily related to increased headcount.

•
Income from operations was $6.2 million in the second quarter of 2016 compared to $9.4 million in the second quarter of 2015. This is primarily due to an increase in operating expenses of $9.7 million partially offset by a $12.0 million increase in revenue on slightly lower gross margins.

•	Net income for the second quarter of 2016 was $3.7 million, or $0.07 per diluted share, compared to $6.1 million, or $0.11 per diluted share, in the second quarter of 2015.

•	Adjusted EBITDA for the second quarter of 2016 was $9.4 million compared to $11.9 million in the second quarter of 2015.

•
In the second quarter of 2016, the Company generated $3.2 million in cash from operating activities. Cash, cash equivalents and investments were $91.6 million at June 30, 2016, compared to $118.3 million at December 31, 2015. Included in these balances were $4.6 million and $8.5 million in long-term investments as of June 30, 2016 and December 31, 2015, respectively.

Business Highlights:

•
As of the end of the second quarter of 2016, 34 major city law enforcement agencies have purchased TASER's Axon body-worn cameras and/or its digital evidence management solution: Albuquerque, Baltimore, Baltimore County, Charlotte-Mecklenburg, Chicago, Cleveland, Dallas, Denver, Fort Worth, Fresno, Kansas City*, Los Angeles, Las Vegas, Louisville, Memphis, Mesa, Miami, Milwaukee, Minneapolis, Montgomery County, New Orleans, Omaha, Philadelphia, Pittsburgh, Salt Lake City, San Antonio, San Diego, San Francisco, San Jose, Tampa, Toronto*, Tucson, Washington, DC, and Wichita.

* These customers have purchased only the MediaSolv solution at this point in time.

•	Axon platform user count continued to grow, extending the Company's market leadership. During the three months ended June 30, 2016, the Company booked approximately 20,200 seats on its digital evidence management platform, Evidence.com. Since inception, the Company has booked cumulative Evidence.com licenses of approximately 95,000.

•
In February 2016, the Company announced that TASER’s Board of Directors authorized a stock repurchase program to acquire up to $50.0 million of the Company’s outstanding common stock, subject to stock market conditions and corporate considerations. During the three months ended June 30, 2016, the Company purchased approximately 1.3 million common shares under the program for a total cost of approximately $24.8 million, or a weighted average cost of $18.92 per share. The weighted average cost includes the average price paid per share of $18.89, plus applicable administrative costs for the transaction. As of June 30, 2016, $16.2 million remains available under the plan for future purchases. The Company maintains a Rule 10b5-1 plan to repurchase shares.

Quarterly Conference Call:

The Company will host its second quarter 2016 earnings conference call on Thursday, August 4, 2016 at 4:30 p.m. ET. To join the live audio presentation, please dial toll free 877-303-9126, or for international callers, please dial +1-253-237-1156. The passcode is 56350705.

The Company has posted supplemental materials including its key operating metrics on its website to provide additional information about our second quarter financial results.

The Company plans to update and post its investor relations presentation to http://investor.taser.com within the next two weeks with the second quarter results. Archived presentations from previous quarters can also be found on the website.

Statistical Definitions:

•
Axon cameras and Evidence.com bookings represent a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings are an indication of the activity the Company is seeing relative to Axon cameras and Evidence.com. We consider bookings to be a statistical measure defined as the sales price of orders (not invoiced sales) placed in the relevant fiscal period, net of cancellations, regardless of when the products or services ultimately will be provided. Some bookings might be invoiced in subsequent years.

Due to municipal government funding rules, certain of the future year amounts included in bookings are subject to budget appropriation or other contract cancellation clauses. Although TASER has entered into contracts for the delivery of products and services in the future and anticipates the contracts will be completed, if agencies invoke a cancellation clause or do not appropriate funds in future year budgets, revenue associated with these bookings will ultimately not be recognized, resulting in a future reduction to bookings. In the second quarter of 2016, there was approximately $30,000 in reversals related to prior period bookings due to non-appropriation or other cancellation reasons.

For more information relative to our revenue recognition policies, please reference our SEC filings.

Non-GAAP Measures:

To supplement the Company’s financial results presented in accordance with GAAP, we present the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow. Our management uses these non-GAAP financial measures in evaluating the Company’s performance in comparison to prior periods. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance, and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented at the end of the release.

EBITDA is defined as consolidated net income before interest expense, income taxes and depreciation and amortization. Adjusted EBITDA, as presented herein, is defined as EBITDA before certain other items, including: stock-based compensation; net gain/loss on write-down/disposal of property, equipment and intangible assets; and loss on impairment..

Free Cash Flow is defined as operating cash flow minus purchases of property, plant and equipment and intangible assets.

Caution on Use of Non-GAAP Measures

Although these non-GAAP financial measures are not consistent with GAAP, management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from similarly titled non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

About TASER International, Inc.

TASER International makes communities safer with innovative public safety technologies. Founded in 1993, TASER first transformed law enforcement with its electrical weapons. TASER continues to define smarter policing with its growing suite of technology solutions, including Axon body-worn video cameras and Evidence.com, a secure digital evidence management platform. More than 169,000 lives saved from death or serious injury and countless dollars have been saved with TASER's products and services.

Learn more at www.taser.com and www.axion.io or by calling (800) 978-2737.

TASER® and Axon® are registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, Axon, Axon Body, Axon Body 2, Axon Flex, Axon Interview, Axon Signal, TASER X26, TASER X26P, TASER CAM and TASER X2 are trademarks of TASER International, Inc. All rights are reserved for trademarks of TASER International, Inc.

Note to Investors

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. TASER International assumes no obligation to update the information contained in this press release.

We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements herein. Such factors include, but are not limited to: market acceptance of our products; our dependence on sales of our TASER X26P and X2 CEWs; our ability to design, introduce and sell new products; delays in development schedules; rapid technological change and competition; product defects; breach of our security measures resulting in unauthorized access to customer data; outages and disruptions relating to our Evidence.com service; budgetary and political constraints of prospects and customers; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; our exposure to cancellations of government contracts due to appropriation clauses; changes in civil forfeiture laws; the long-term revenue recognition cycle for our SaaS Evidence.com product; our reliance on third party cloud-based storage providers; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; the outcome of pending or future litigation; our ability to protect our intellectual property as well as intellectual property infringement claims and relating litigation costs; our successful identification of existing intellectual property rights that might infringe on our developments; competition in foreign countries relating to our inability to protect our patents; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a "crime control" product by the Federal government, state and local government regulation and foreign regulation and the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol and Firearms; regulatory and political challenges presented by international markets; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; regulations relating to voice, data and communications services; regulations relating to conflict minerals;  our dependence on third party suppliers for key components of our products; component shortages; rising costs of raw materials and transportation relating to petroleum prices; that we may experience declines in gross margins due to a shift in product sales from CEW to Axon devices; our ability to manage our growth and increase manufacturing production to meet demand; establishment and expansion of our direct and indirect distribution channels; our ability to pursue sales directly with customers; risks relating to acquisitions and joint ventures; goodwill impairment; catastrophic events; quarterly fluctuations in our operating results; the adverse effects on our operations and financial results from foreign currency fluctuations; fluctuations in our effective tax rate; counter-party risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks; volatility in our stock price; and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2015.

Please visit http://investor.taser.com, www.twitter.com/officialtaser, www.twitter.com/axontechnology and www.facebook.com/TASER.International where TASER discloses information from time to time about the company, its financial information, and its business.

For investor relations information please contact Arvind Bobra via email at IR@taser.com.

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TASER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net sales	$58,756	$46,713	$114,286	$91,475
Cost of products sold and services delivered	21,457	15,990	40,085	30,884
Gross margin	37,299	30,723	74,201	60,591
Operating expenses:
Sales, general and administrative	24,379	15,443	49,212	30,008
Research and development	6,710	5,906	13,637	10,464
Total operating expenses	31,089	21,349	62,849	40,472
Income from operations	6,210	9,374	11,352	20,119
Interest income and other (expense) income, net	(123)	99	(5)	34
Income before provision for income taxes	6,087	9,473	11,347	20,153
Provision for income taxes	2,437	3,370	4,234	6,845
Net income	$3,650	$6,103	$7,113	$13,308
Net income per common and common equivalent shares:
Basic	$0.07	$0.11	$0.13	$0.25
Diluted	$0.07	$0.11	$0.13	$0.24
Weighted average number of common and common equivalent shares outstanding:
Basic	52,480	53,644	53,087	53,407
Diluted	53,289	54,800	53,890	54,662

TASER INTERNATIONAL, INC.
SEGMENT REPORTING
(Unaudited)
(dollars in thousands)

	Three Months Ended June 30, 2016			Three Months Ended June 30, 2015
	TASER Weapons	Axon	Total	TASER Weapons	Axon	Total

Product sales	$45,536	$8,331	$53,867	$37,825	$5,930	$43,755
Service revenue	—	4,889	4,889	—	2,958	2,958
Net sales	45,536	13,220	58,756	37,825	8,888	46,713
Cost of products sold	14,489	5,565	20,054	11,278	3,716	14,994
Cost of services delivered	—	1,403	1,403	—	996	996
Gross margin	31,047	6,252	37,299	26,547	4,176	30,723
Sales, general and administrative	14,684	9,695	24,379	10,823	4,620	15,443
Research and development	1,245	5,465	6,710	1,077	4,829	5,906
Income (loss) from operations	$15,118	$(8,908)	$6,210	$14,647	$(5,273)	$9,374

Gross margin %	68.2%	47.3%	63.5%	70.2%	47.0%	65.8%
Operating margin %	33.2%	(67.4)%	10.6%	38.7%	(59.3)%	20.1%

	Six Months Ended June 30, 2016			Six Months Ended June 30, 2015
	TASER Weapons	Axon	Total	TASER Weapons	Axon	Total

Product sales	$91,370	$13,172	$104,542	$76,166	$10,432	$86,598
Service revenue	—	9,744	9,744	—	4,877	4,877
Net sales	91,370	22,916	114,286	76,166	15,309	91,475
Cost of products sold	28,566	8,943	37,509	22,359	6,864	29,223
Cost of services delivered	—	2,576	2,576	—	1,661	1,661
Gross margin	62,804	11,397	74,201	53,807	6,784	60,591
Sales, general and administrative	29,956	19,256	49,212	21,528	8,480	30,008
Research and development	2,365	11,272	13,637	2,267	8,197	10,464
Income (loss) from operations	$30,483	$(19,131)	$11,352	$30,012	$(9,893)	$20,119

Gross margin %	68.7%	49.7%	64.9%	70.6%	44.3%	66.2%
Operating margin %	33.4%	(83.5)%	9.9%	39.4%	(64.6)%	22.0%

TASER INTERNATIONAL, INC.
Axon and Evidence.com Bookings by Quarter
(Unaudited)
(in thousands)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015

Bookings	$72,034	$52,059	$44,668	$36,877	$30,629

Axon and Evidence.com Future Contracted Revenue
(Unaudited)
(in thousands)

	June 30, 2016	March 31, 2016
Cumulative bookings, net of cancellations	$334,579	$262,545
Cumulative Axon & Evidence.com recognized revenue	(71,799)	(60,203)
Future contracted revenue	$262,780	$202,342

Axon and Evidence.com future contracted revenue represent a statistical measure defined as cumulative bookings for Axon and Evidence.com minus cumulative recognized revenue related solely to Axon and Evidence.com. Future contracted revenues are an indication of momentum of longer-term contracts being signed and the expectations of future revenues in the Axon segment. Cumulative Axon & Evidence.com recognized revenue is presented as the Axon segment revenues exclusive of TASER Cam recorder revenues.

TASER INTERNATIONAL, INC.
UNIT SALES STATISTICS
(Unaudited)
Units in whole number

	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	Unit Change	Percent Change	2016	2015	Unit Change	Percent Change

TASER X26P	16,559	15,041	1,518	10.1%	35,126	32,287	2,839	8.8%
TASER X2	13,479	9,748	3,731	38.3	22,216	17,474	4,742	27.1
TASER X26	700	1,285	(585)	(45.5)	1,521	3,523	(2,002)	(56.8)
TASER M26	202	738	(536)	(72.6)	736	1,243	(507)	(40.8)
TASER Pulse and Bolt (F.K.A. TASER C2)	3,020	2,029	991	48.8	4,586	3,984	602	15.1
Cartridges	414,828	383,221	31,607	8.2	879,985	753,881	126,104	16.7
Axon Flex	3,668	5,347	(1,679)	(31.4)	6,065	9,162	(3,097)	(33.8)
Axon Body	9,686	4,743	4,943	104.2	15,884	10,603	5,281	49.8
E-Dock	3,402	1,701	1,701	100.0	4,804	3,479	1,325	38.1
TASER Cam	3,132	3,995	(863)	(21.6)	5,137	6,106	(969)	(15.9)

TASER INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
Dollars in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$3,650	$6,103	$7,113	$13,308
Depreciation and amortization	942	745	1,843	1,362
Interest expense	13	—	13	1
Provision for income taxes	2,437	3,370	4,234	6,845
EBITDA	$7,042	$10,218	$13,203	$21,516

Adjustments:
Stock-based compensation expense	$2,306	$1,679	$4,526	$3,223
Net loss (gain) on disposal of property, equipment and intangible assets, net	20	26	(3)	165
Adjusted EBITDA	$9,368	$11,923	$17,726	$24,904
Adjusted EBITDA as a percentage of net sales	15.9%	25.5%	15.5%	27.2%

Composition of stock-based compensation:
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Cost of products sold and services delivered	$70	$89	$170	$159
Sales, general and administrative	1,459	925	2,849	1,858
Research and development	777	665	1,507	1,206
	$2,306	$1,679	$4,526	$3,223

TASER INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$37,306	$59,526
Short-term investments	49,711	50,254
Accounts and notes receivable, net	30,499	27,701
Inventory, net	21,936	15,763
Prepaid expenses and other current assets	14,323	8,165
Total current assets	153,775	161,409

Property and equipment, net	22,249	21,848
Deferred income tax assets, net	15,577	13,719
Intangible assets, net	7,228	7,588
Goodwill	9,100	9,596
Long-term investments	4,594	8,525
Other assets	16,172	7,196
Total assets	$228,695	$229,881

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$8,083	$7,333
Accrued liabilities	10,382	8,643
Current portion of deferred revenue	31,668	20,851
Customer deposits	1,998	1,226
Current portion of debt and capital lease payable	62	87
Total current liabilities	52,193	38,140

Deferred revenue, net of current portion	35,098	30,190
Liability for unrecognized tax benefits	1,508	1,315
Long-term deferred compensation	2,759	2,199
Long-term business acquisition contingent consideration	—	952
Other long-term liabilities	2,706	81
Total liabilities	94,264	72,877

Stockholders’ Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	181,943	178,143
Treasury stock	(155,947)	(122,201)
Retained earnings	108,092	100,978
Accumulated other comprehensive income	342	83
Total stockholders’ equity	134,431	157,004
Total liabilities and stockholders’ equity	$228,695	$229,881

TASER INTERNATIONAL, INC.
SELECTED CASH FLOW INFORMATION
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income	$3,650	$6,103	$7,113	$13,308
Depreciation and amortization	942	745	1,843	1,362
Stock-based compensation	2,306	1,679	4,526	3,223
Net cash provided by (used in) operating activities	3,243	(2,039)	10,336	10,969
Net cash provided by (used in) investing activities	5,283	(10,488)	1,646	(27,196)
Net cash (used in) provided by financing activities	(24,798)	(6,052)	(34,520)	8,133
Cash and cash equivalents, end of period	37,306	40,354	37,306	40,354

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net cash provided by (used in) operating activities	$3,243	$(2,039)	$10,336	$10,969
Purchases of property and equipment	(684)	(1,346)	(1,964)	(1,770)
Purchases of intangible assets	(87)	(151)	(185)	(201)
Purchase of property and equipment and intangible assets in connection with business acquisition	—	(9,694)	—	(9,694)
Free cash flow, a non-GAAP measure	$2,472	$(13,230)	$8,187	$(696)

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